SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 30, 2005

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On August 30, 2005, Merix Corporation entered into an Executive Severance Agreement and an Indemnity Agreement, each dated as of August 22, 2005, with Thomas R. Ingham, its new Vice President, Sales and Marketing. As previously announced, Merix appointed Mr. Ingham to this office to replace Daniel T. Olson, who was promoted to serve as CEO for Merix’ Asian operations.

Under the Executive Severance Agreement, Mr. Ingham is eligible to receive a cash payment equal to one year of his annual base salary and certain other severance benefits upon his termination of employment with Merix and additional benefits upon a termination of his employments following a change of control of Merix. A copy of this agreement is filed as an exhibit to this current report on Form 8-K and incorporated herein by reference.

Under the Indemnity Agreement, Merix agrees to indemnify Mr. Ingham for any liability he may incur by reason of the fact that he serves as an executive officer of Merix, including liability under the Securities Act of 1933, as amended. A copy of this agreement is filed as an exhibit to this current report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Executive Severance Agreement between Merix Corporation and Thomas R. Ingham dated as of August 22, 2005.

10.2	Indemnity Agreement between Merix Corporation and Thomas R. Ingham dated as of August 22, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 30, 2005	/s/ Janie S. Brown
Janie S. Brown, Sr. Vice President, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Severance Agreement between Merix Corporation and Thomas Ingham dated as of August 22, 2005

10.2	Indemnity Agreement between Merix Corporation and Thomas Ingham dated as of August 22, 2005.

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